Exhibit 99

SCHLUMBERGER LIMITED

EBITDA Margin

(stated in millions)

	2011	2012	2013	2014	2015	2016	2017
Revenue	$36,579	$41,731	$45,266	$48,580	$35,475	$27,810	$30,440

Income (loss) from continuing operations (GAAP basis)	$4,526	$5,259	$6,843	$5,711	$2,135	$(1,627)	$(1,513)
Tax expense (benefit)	1,492	1,700	1,848	1,928	746	(278)	330
Charges & credits	223	161	(420)	1,773	2,575	3,820	3,764
Interest expense	298	340	391	369	346	570	566
Interest income	(40)	(30)	(33)	(51)	(52)	(110)	(128)
Depreciation and amortization expense	3,274	3,647	3,879	4,094	4,078	4,094	3,837

EBITDA	$9,773	$11,078	$12,509	$13,826	$9,828	$6,469	$6,855

EBITDA margin (1)	27%	27%	28%	28%	28%	23%	23%

(1) Represents EBITDA divided by revenue